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                                                                    Exhibit 10.3













                    SUBORDINATED LOAN AND AMENDMENT AGREEMENT

                                      AMONG

                                 IMAGEMAX, INC.

                                  TDH III, L.P.

                             LVIR INVESTOR GROUP, LP

                                       AND

                                 ROBERT E. DRURY

                             DATED DECEMBER 11, 2003




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EXHIBIT A - FORM OF SUBORDINATED PROMISSORY NOTE

EXHIBIT B - FORM OF SECURITY AGREEMENT

EXHIBIT C - FORM OF MORTGAGE

EXHIBIT D - FORM OF WARRANT NOTE

EXHIBIT E - FORM OF PLEDGE AGREEMENT

EXHIBIT F - FINANCING STATEMENTS




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                    SUBORDINATED LOAN AND AMENDMENT AGREEMENT


                  THIS SUBORDINATED LOAN AND AMENDMENT AGREEMENT ("Agreement") is dated this 11th day of December, 2003, by and among IMAGEMAX, INC., a corporation incorporated under the laws of the Commonwealth of Pennsylvania (the "Company"), TDH III, L.P., a limited partnership organized under the laws of the State of Delaware ("TDH"), LVIR INVESTOR GROUP, LP, a limited partnership organized under the laws of the State of Delaware ("LVIR") and ROBERT E. DRURY, an individual resident of Pennsylvania ("Drury") (TDH and LVIR sometimes individually an "Institutional Investor" and collectively the Institutional Investors"; TDH, LVIR and Drury sometimes individually an "Investor" and collectively the "Investors").

                                   BACKGROUND

                  The Company desires to obtain from the Investors secured subordinated loans in an aggregate amount of Five Hundred Thousand ($500,000) (the "Subordinated Loan") and the Investors are willing to provide the Subordinated Loan to the Company on the terms and pursuant to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the parties hereto, intending to be legally bound, agree as follows:

                  1. Definitions. Unless the context otherwise requires, the following terms shall have the following meanings for purposes of this
Agreement:

                           1.1 "Additional Warrants" shall mean the warrants to
purchase, in the aggregate, 8,400,000 shares of Common Stock issued to the Investors on or about June 14, 2002, as amended, restated or otherwise modified from time to time.

                           1.2 "Affiliate" shall mean, with respect to any
Person, (i) a director, officer or stockholder of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or spouse, parent, sibling or descendant of any director or executive officer of such Person), and (iii) any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such person.

                           1.3 "Articles of Incorporation" shall have the
meaning set forth in Section 5.2 of this Agreement.

                           1.4 "Board of Directors" shall mean the Board of
Directors of the Company.

                           1.5 "Closing" shall have the meaning set forth in
Section 4 of this Agreement.



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                           1.6 "Closing Date" shall have the meaning set forth
in Section 4 of this Agreement.

                           1.7 "Collateral" shall have the meaning set forth in
the Security Agreement.

                           1.8 "Commission" shall mean the Securities and
Exchange Commission or any other federal agency at the time administering the Securities Act.

                           1.9 "Common Stock" shall mean the common stock, no
par value, of the Company.

                           1.10 "Control" shall mean, with respect to any
Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                           1.11 "Convertible Notes" shall mean the Amended and
Restated Convertible Promissory Notes issued by the Company and ImageMax of Delaware, Inc. to the Investors in the aggregate principal amount of $6,270,000, as amended by this Agreement and as hereafter amended, restated or otherwise modified from time to time.

                           1.12 "Disclosure Schedule" shall have the meaning set
forth in Section 5.1 of this Agreement.

                           1.13 "Environmental Law" shall have the meaning set
forth in Section 5.15(a) of this Agreement.

                           1.14 "ERISA" shall have the meaning set forth in
Section 5.10(a) of this Agreement.

                           1.15 "Exchange Act" shall mean the Securities
Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                           1.16 "GAAP" shall mean generally accepted accounting
principles of the United States.

                           1.17 "Governmental Body" shall mean any United States
or state governmental body, any agency, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder.

                           1.18 "Hazardous Substance" shall have the meaning set
forth in Section 5.15(a) of this Agreement.

                           1.19 "Indebtedness" shall mean, without duplication,
indebtedness of a Person for borrowed money or which is evidenced by a note, bond, debenture or similar instrument.

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                           1.20 "Institutional Investor" and "Institutional
Investors" shall have the meaning set forth in the first paragraph of this Agreement.

                           1.21 "Institutional Notes" shall mean the Notes
(individually an "Institutional Note") originally issued to the Institutional Investors under this Agreement and any notes issued in exchange or substitution for such Notes, as each may hereafter be amended, restated or otherwise modified from time to time.

                           1.22 "Investor" and "Investors" shall have the
meaning set forth in the first paragraph of this Agreement.

                           1.23 "Knowledge of the Company" shall refer to
matters that are known or in the exercise of reasonable business judgment should be known by one or more of the Company's or any Subsidiary's executive officers or the individuals serving on the Company's Board of Directors.

                           1.24 "Loan and Warrant Purchase Agreement" shall mean
the Convertible Subordinated Loan and Warrant Purchase Agreement dated February 15, 2000 by and among the Company and the Investors, as amended by a First Amendment to Convertible Subordinated Loan and Warrant Purchase Agreement dated June 14, 2002, and as hereafter amended, restated or otherwise modified from time to time.

                           1.25 "Material Adverse Effect" shall have the meaning
set forth in Section 5.1 of this Agreement.

                           1.26 "Material Contract" shall have the meaning set
forth in Section 5.16 of this Agreement.

                           1.27 "Mortgage" shall have the meaning set forth in
Section 2.3 of this Agreement.

                           1.28 "Notes" shall mean the Notes (individually a
"Note") described in Section 2.2 hereof and any notes issued in exchange or substitution for such notes, as each may hereafter be amended and/or restated.

                           1.29 "Person" shall include an individual,
corporation, limited liability company, partnership, joint venture, association, trust, or any other entity or organization.

                           1.30 "Plan" shall have the meaning set forth in
Section 5.10 of this Agreement.

                           1.31 "Pledge Agreement" shall have the meaning set
forth in Section 3 of this Agreement.



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                           1.32 "Required Interest of Institutional Investors"
shall mean the following:

                                (a) So long as the Institutional Investors both
hold Notes, a Required Interest of Institutional Investors shall mean the holders of Institutional Notes representing at least sixty percent (60%) of the outstanding principal balance of all Institutional Notes plus TDH; provided, however, that the additional consent of TDH shall not be required if the outstanding principal balance of the Institutional Notes held by TDH (including partners of TDH to whom such Institutional Notes may have been assigned and trusts established for their benefit) is less than Eighty Three Thousand Dollars ($83,000) other than by reason of payments made on a pro rata basis to all holders of Notes;

                                (b) If TDH no longer holds a Note but LVIR still
holds a Note, a Required Interest of Institutional Investors shall mean LVIR;
and

                                (c) If LVIR no longer holds a Note but TDH still
holds a Note, a Required Interest of Institutional Investors shall mean TDH.

                           1.33 "Requirements of Law" means, as to any Person,
any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Body or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to in this Agreement.

                           1.34 "SEC Reports" shall have the meaning set forth
in Section 5.7(a) of this Agreement.

                           1.35 "Securities Act" shall mean the Securities Act
of 1933, as amended, and the rules and regulations promulgated thereunder.

                           1.36 "Security Agreement" shall have the meaning set
forth in Section 2.3 of this Agreement.

                           1.37 "Senior Loan Agreement" shall mean that certain
Amended and Restated Credit Agreement dated June 13, 2002, among the Company, its Subsidiaries, Commerce Bank, NA and Firstrust Bank, as amended, restated or otherwise modified from time to time.

                           1.38 "Stock Option Plan" shall mean the Company's
1997 Incentive Plan, as amended by Amendment No. 98-1.

                           1.39 "Subordinated Loan" shall have the meaning set
forth in the Background section of this Agreement.


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                           1.40 "Subordination Agreement" shall mean that
certain Amended and Restated Subordination Agreement dated June 13, 2002, among the Company, its Subsidiaries, Commerce Bank, NA, for itself and as agent, and Investors, as amended and supplemented by (i) that certain First Amendment to Amended and Restated Subordination Agreement dated December 23, 2002, (ii) that certain Second Amendment to Amended and Restated Subordination Agreement dated April 11, 2003, and (iii) that certain Third Amendment to Amended and Restated Subordination Agreement dated the date hereof.

                           1.41 The term "subsidiary" shall mean as to any
Person, any entity of which more than 50% (by number of votes) of the voting securities shall be owned by such Person and/or one or more entities which are themselves subsidiaries of such Person and the term "Subsidiary" shall mean any subsidiary of the Company.

                           1.42 "Transactions" shall have the meaning set forth
in Section 5.4 of this Agreement.

                           1.43 "Transfer" as to any Warrant Stock, shall mean
to sell, or in any other way directly or indirectly, to transfer, assign, distribute, encumber, pledge, hypothecate or otherwise dispose of, either voluntarily or involuntarily (or a sale, or any other direct or indirect transfer, assignment, distribution, encumbrance or other voluntary or involuntary disposition), as the case may be.

                           1.44 "WARN" shall have the meaning set forth in
Section 5.10(f) of this Agreement.

                           1.45 "Warrant Note" shall have the meaning set forth
in Section 3 of this Agreement.

                           1.46 "Warrant Stock" shall mean the shares of Common
Stock issued upon exercise of the Additional Warrants.

                  2. The Subordinated Loan.

                           2.1 The Subordinated Loan. On the date hereof, the
Investors shall lend to the Company and its Subsidiaries and the Company and its Subsidiaries shall borrow from the Investors, the aggregate principal amount of Five Hundred Thousand Dollars ($500,000), upon the terms and subject to the conditions of this Section 2.

                           2.2 Promissory Notes. The indebtedness of the Company
and its Subsidiaries to the Investors for the Subordinated Loan pursuant to this
Section 2 will be evidenced by secured subordinated promissory notes executed by the Company and its Subsidiaries in favor of each Investor, in the principal amount set forth opposite its name on Schedule 2.2, such notes to be in substantially the form attached hereto as Exhibit A (each, as amended, restated or otherwise modified from time to time, a "Note" and collectively the "Notes"). The Notes shall be secured and shall be subordinated to all bank and other commercial lending obligations of the Company and its Subsidiaries outstanding on the date hereof or incurred in accordance with the terms hereof from time to time hereafter, but shall be senior to all other debt of the Company and its Subsidiaries.



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                           2.3 Security. The obligations of the Company and its
Subsidiaries under this Agreement shall be secured in accordance with (i) a security agreement of even date herewith in substantially the form attached hereto as Exhibit B among the Company and its Subsidiaries and TDH, individually and as Agent (as amended, restated or otherwise modified from time to time, the "Security Agreement"); and (ii) a mortgage of even date herewith in substantially the form attached hereto as Exhibit C on the Company's real property in Chesterton, Indiana (as amended, restated or otherwise modified from time to time, the "Mortgage"). The rights of TDH, individually and as Agent, under the Security Agreement and the Mortgage, are subordinate to the rights of Commerce Bank, NA and FirsTrust Bank as provided in the Subordination Agreement.

                           2.4. Use of Proceeds. The net proceeds received by
the Company and its Subsidiaries hereunder shall be used by the Company and its Subsidiaries for working capital.

                  3. Exercise of Additional Warrants. On the date hereof, each Investor shall have exercised the Additional Warrant held by such Investor and shall have paid the exercise price provided for in such Additional Warrant by the delivery of a promissory note substantially in the form attached hereto as Exhibit D (each, as amended, restated or otherwise modified from time to time a "Warrant Note" and collectively the "Warrant Notes"). Each Investor's obligation under the Warrant Note delivered by such Investor shall be secured by a pledge of the Warrant Stock issued upon exercise of the Additional Warrant, which pledge agreement shall be substantially in the form attached hereto as Exhibit E (each, as amended, restated or otherwise modified from time to time a "Pledge Agreement" and collectively the "Pledge Agreements").

                  4. Closing. The closing of the purchase and sale of the Notes (the "Closing") shall take place at the offices of Pepper Hamilton LLP in Berwyn, Pennsylvania on December 11, 2003, or at such other place and time as the Company and the Investors may otherwise agree (the "Closing Date"). At the Closing, the Company and its Subsidiaries will deliver to the Investors the Notes against payment of the purchase price therefor by wire transfer to such account as shall be designated by the Company.

                  5. Representations and Warranties of the Company. Except as set forth in the Company's disclosure schedules which are attached to and incorporated by reference into, this Agreement, the Company hereby represents and warrants to the Investors as follows:

                           5.1 Organization and Qualification; Subsidiaries.
Each of the Company and each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). The Company and each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect. When used in connection with the Company or any Subsidiary, the term "Material Adverse Effect" means any effect that is or is reasonably likely to be materially adverse to the business, operations, condition or assets (including, without limitation, contingent liabilities) of the Company and the Subsidiaries taken as a whole. A true and complete list of all the Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary and the percentage of the outstanding capital stock of each Subsidiary owned by the Company and each other Subsidiary, is set forth in Section 5.1 of the Disclosure Schedule, which has been delivered prior to the date of this Agreement by the Company to the Investors and which is attached hereto (the "Disclosure Schedule"). Except as disclosed in such Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

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                           5.2 Articles of Incorporation and Bylaws. The Company
has heretofore furnished to the Investors a complete and correct copy of the Amended and Restated Articles of Incorporation, as amended ("Articles of Incorporation") and the Bylaws or equivalent organizational documents, each as amended to date, of the Company and each Subsidiary. Such Articles of Incorporation, Bylaws and equivalent organizational documents are in full force and effect. Neither the Company nor any Subsidiary is in violation of any provision of its Articles of Incorporation, Bylaws or equivalent organizational documents.

                           5.3 [Reserved]

                           5.4 Authority Relative to this Agreement. The Company
has all necessary power and authority to execute and deliver this Agreement, the Security Agreement and the Notes, to issue the Warrant Stock to the Investors and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby (the "Transactions"). The execution and delivery of this Agreement, the Security Agreement and the Notes and the issuance of the Warrant Stock to the Investors by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement, the Security Agreement and the Notes, to issue the Warrant Stock to the Investors, or to consummate the Transactions. This Agreement, the Security Agreement and the Notes have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Investors of the Agreement, constitute legal, valid and binding obligations of the Company.

                           5.5 No Conflict; Required Filings and Consents.

                                (a) Except as set forth in Section 5.5(a) of the
Disclosure Schedule, the execution and delivery of this Agreement, the Security Agreement and the Notes and the issuance of the Warrant Stock by the Company do not, and the performance of this Agreement by the Company will not, (a) conflict with or violate the Articles of Incorporation or Bylaws or equivalent organizational documents of the Company or any Subsidiary, (b) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or subject or (c) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance of any nature on any property or asset of the Company or any Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property or asset of the Company or any Subsidiary is bound or subject, in each case except for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect.

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                                (b) Except as set forth in Section 5.5(b) of the
Disclosure Schedule, the execution and delivery of this Agreement, the Security Agreement and the Notes and the issuance of the Warrant Stock by the Company do not, and the performance of this Agreement, the Notes and the Warrants by the Company will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for any filing required under applicable federal or state securities laws, (ii) for consents, approvals, authorizations or permits which have already been obtained, and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the Company from performing its obligations under this Agreement, the Notes and the Security Agreement, and would not, individually or in the aggregate, have a Material Adverse Effect.

                           5.6 Compliance. Except for (i) the continuing
defaults with respect to the Senior Loan Agreement set forth in the Second Amendment to Forbearance Agreement dated December 11, 2003 by and among the Company, ImageMax of Delaware, Inc., Commerce Bank, NA and FirsTrust Bank, and
(ii) the continuing defaults of the Company with respect to the Convertible Subordinated Loan and Warrant Purchase Agreement dated February 15, 2000 by and among the Company and the Investors, as amended and supplemented from time to time and the promissory notes and warrants made or issued by the Company to the Investors, neither the Company nor any Subsidiary is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or subject or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property or asset of the Company or any Subsidiary is bound or subject, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect. The outstanding principal balance of the Revolving Credit Facility as of the date hereof does not exceed the Maximum Available Revolving Credit (as those terms are defined in the Senior Loan Agreement).



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                           5.7 SEC Filings; Financial Statements.

                                (a) The Company has filed all forms, reports and
documents required to be filed by it with the SEC, and has heretofore delivered or made available to the Investors, in the form filed with the SEC, (a) its Annual Reports on Form 10-K for the fiscal year ended December 31, 2002, (b) its Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2003, (c) all proxy statements relating to the Company's meetings of shareholders (whether annual or special) held in this period and (d) all other forms, reports and other registration statements filed by the Company with the SEC since January 1, 2003 (the forms, reports and other documents referred to in clauses (a), (b), (c) and (d) above being referred to herein, collectively, as the "SEC Reports"). The SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act, and the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder and (ii) did not, at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary is required to file any form, report or other document with the SEC.

                                (b) Each of the consolidated financial
statements (including, in each case, any notes thereto) contained in the SEC Reports was prepared in all material respects in accordance with GAAP throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presents in all material respects the consolidated financial position, results of operations and changes in shareholders' equity and cash flows of the Company and the consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to the absence of notes and to normal and recurring year-end adjustments none of which individually or in the aggregate would have a Material Adverse Effect.

                                (c) Except as and to the extent set forth on the
consolidated balance sheet of the Company and the consolidated Subsidiaries as at December 31, 2002 including the notes thereto (the "2002 Balance Sheet"), neither the Company nor any Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with GAAP, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 2002 and liabilities and obligations which do not individually or in the aggregate have a Material Adverse Effect.

                           5.8 Absence of Certain Changes or Events. Since
September 30, 2003, except as contemplated by this Agreement or disclosed in any SEC Report filed prior to the date of this Agreement, the Company and the Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since September 30, 2003, there has not been (i) any change in the business, operations, properties, condition, assets or liabilities of the Company or any Subsidiary having, individually or in the aggregate, a Material Adverse Effect, (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any property or asset of the Company or any Subsidiary and having, individually or in the aggregate, a Material Adverse Effect, (iii) any material change by the Company in its accounting methods, principles or practices, (iv) any revaluation by the Company of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice, (v) any failure by the Company to revalue any asset in accordance with GAAP consistent with past practice, (vi) any entry by the Company or any Subsidiary into any commitment or transaction material to the Company and the Subsidiaries taken as a whole, (vii) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any of its securities, (viii) other than pursuant to the contracts referred to in Section 5.16, any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of the Company or any Subsidiary, except in the ordinary course of business consistent with past practice, or (ix) any entering into, renewal, modification or extension of, any contract, arrangement or agreement with any other party having individually or in the aggregate, a Material Adverse Effect.

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                           5.9 Absence of Litigation. Except as set forth in
Section 5.9 of the Disclosure Schedule or as disclosed in the SEC Reports filed prior to the date of this Agreement, there is no claim, action, proceeding or investigation pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary, or any property or asset of the Company or any Subsidiary, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign. As of the date hereof, neither the Company nor any Subsidiary nor any property or asset of the Company or any Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award having, individually or in the aggregate, a Material Adverse Effect.

                           5.10 Employee Benefit Plans.

                                (a) The Company has made available to Investors
true and correct copies of (i) all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Subsidiary and (ii) each employee benefit plan for which the Company or any Subsidiary could incur liability under Section 4069 of ERISA, in the event such plan were terminated, or under Section 4212(c) of ERISA, or in respect of which the Company or any Subsidiary remains secondarily liable under Section 4204 of ERISA (collectively, the "Plans"). Except as set forth in Section 5.10 of the Disclosure Schedule, no Plan is a "defined benefit plan" within the meaning of
Section 3(35) of ERISA and no Plan is subject to Part IV of ERISA. To the Company's knowledge, neither the Company nor any Subsidiary has any obligation
(i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

                                (b) Except as publicly filed with the SEC or as
set forth in Section 5.10 of the Disclosure Schedule, none of the Plans (i) provides for the payment of separation, severance or termination benefits to any person, (ii) obligates the Company or any Subsidiary to pay separation, severance, termination or other benefits as a result of any Transaction or (iii) obligates the Company or any Subsidiary to make any payment or provide any benefit that could be subject to a tax under Section 4999 of the Code. None of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Subsidiary.

                                (c) Each Plan which is intended to be qualified
under Section 401(a) or 401(k) of the Code has received a favorable determination letter from the IRS that such Plan is so qualified, and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To the Knowledge of the Company, no fact or event has occurred since the date of any such determination letter from the IRS that could adversely affect the qualified status of any such Plan or the exempt status of any such trust. Each trust maintained or contributed to by the Company or any Subsidiary which is intended to be qualified as a voluntary employees' beneficiary association exempt from federal income taxation under Sections 501(a) and 501(c)(9) of the Code has received a favorable determination letter from the IRS that it is so qualified and so exempt, and, to the Knowledge of the Company, no fact or event has occurred since the date of such determination by the IRS that could adversely affect such qualified or exempt status.

                                (d) There has been no prohibited transaction
(within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan which is not subject to a statutory exemption or which could result in any material liability to the Company. Neither the Company nor any Subsidiary is currently liable or has previously incurred any liability for any tax or penalty arising under Section 4971, 4972, 4979, 4980 or 4980B of the Code or Section 502(c) of ERISA, and to the Knowledge of the Company no fact or event exists which could give rise to any such liability. Neither the Company nor any Subsidiary has incurred any liability under, arising out of or by operation of Title IV of ERISA, including, without limitation, any liability in connection with (i) the termination or reorganization of any employee pension benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists which could give rise to any such liability.

                                (e) To the Knowledge of the Company, each Plan
is now and has been operated in all respects in accordance with the requirements of all applicable laws, including, without limitation, ERISA and the Code, and the Company and each Subsidiary have performed all obligations required to be performed by them under, are not in any respect in default under or in violation of, and have no Knowledge of any default or violation by any party to, any Plan. All contributions, premiums or payments required to be made with respect to any Plan have been timely made, are fully deductible for income tax purposes and no such deduction previously claimed has been challenged by any government entity. The 2002 Balance Sheet reflects an accrual of all amounts of employer contributions and premiums accrued but unpaid with respect to the Plans.

                                (f) The Company and the Subsidiaries have not
incurred any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act and the regulations promulgated thereunder ("WARN").

                           5.11 Labor Matters. There are no controversies
pending or, to the Knowledge of the Company, threatened between the Company or any Subsidiary and any of their respective employees, which controversies have had or could have a Material Adverse Effect. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Subsidiary, nor, to the Knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees. Neither the Company nor any Subsidiary has breached or otherwise failed to comply with any provision of any such agreement or contract and there are no grievances outstanding against the Company or any Subsidiary under any such agreement or contract. There are no unfair labor practice complaints pending against the Company or any Subsidiary before the National Labor Relations Board or any current union representation questions involving employees of the Company or any Subsidiary. There is no strike, slowdown, work stoppage or lockout, or, to the Knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any Subsidiary.

                           5.12 Tangible Property; Real Property and Leases.

                                (a) Except as set forth on Section 5.12(a) of
the Disclosure Schedule, the Company and the Subsidiaries have sufficient title to or leasehold interests in all their tangible properties and assets to conduct their respective businesses as currently conducted, with only such exceptions as, individually or in the aggregate, would not have a Material Adverse Effect.

                                (b) No parcel of real property owned or leased
by the Company is subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the Knowledge of the Company, has any such condemnation, expropriation or taking been proposed.

                                (c) All leases of real property leased for the
use or benefit of the Company or any Subsidiary to which the Company or any Subsidiary is a party requiring annual rental payments in excess of U.S. $50,000 during the term of the lease are in full force and effect, and there exists no material default under any such lease by the Company or any Subsidiary, nor to the Knowledge of the Company any event which with notice or lapse of time or both would constitute a default thereunder by the Company or any Subsidiary, except as, individually or in the aggregate, would not have a Material Adverse Effect.

                                (d) Upon the execution by the Company, its
Subsidiaries and Agent of the Security Agreement and the filing of the financing statements attached hereto as Exhibit F (the "Financing Statements") with the Secretary of State of the Commonwealth of Pennsylvania and the Secretary of State of the State of Delaware and the payment of all applicable filing fees and expenses, Agent will have a valid and perfected security interest in all the Collateral as to which a security interest can be perfected by the filing of the Financing Statements. The Collateral is free and clear of any liens and encumbrances except those in favor of the lenders under the Senior Loan Agreement.

                           5.13 Trademarks, Patents and Copyrights. The Company
and the Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, servicemarks, trade secrets, applications for trademarks and for servicemarks, mask works, know-how and other proprietary rights and information used or held for use in connection with the business of the Company and the Subsidiaries and the Company is unaware of any assertion or claim challenging the validity of any of the foregoing which, individually or in the aggregate, could have a Material Adverse Effect. Except as set forth in
Section 5.13 of the Disclosure Schedule, to the Knowledge of the Company, the conduct of the business of the Company and the Subsidiaries as conducted since September 30, 2003 does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark, mask work or copyright of any third party that, individually or in the aggregate, could have a Material Adverse Effect. To the Knowledge of the Company, there are no infringements of any propriety rights owned by or licensed by or to the Company or any Subsidiary which, individually or in the aggregate, could have a Material Adverse Effect.

                           5.14 Taxes. The Company and the Subsidiaries have
filed all federal, state, local and foreign tax returns and reports required to be filed by them (taking into account applicable extensions) and have paid and discharged all federal, state, local and foreign taxes as are due and have paid all applicable ad valorem taxes as are due, other than (i) such payments as are being contested in good faith by appropriate proceedings and (ii) such filings, payments or other occurrences that, individually or in the aggregate, could not result in a Material Adverse Effect. Neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the Knowledge of the Company, threatening to assert against the Company or any Subsidiary any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. Neither the Company nor any Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any federal, state, county, municipal or foreign income tax which is currently in effect. The accruals and reserves for taxes reflected in the 2002 Balance Sheet and the interim balance sheet for the period ended September 30, 2003 are adequate to cover all taxes accruable through closing date (including interest and penalties, if any, thereon) in accordance with GAAP. Neither the Company nor any Subsidiary has made an election under
Section 341(f) of the Code.

                           5.15 Environmental Matters.

                                (a) For purposes of this Agreement, the
following terms shall have the following meanings: (i) "Hazardous Substances" means (A) any petroleum or petroleum product, including crude oil, and any fractions thereof, natural gas, natural gas liquids, synthetic gas or polychlorinated biphenyls; (B) any pollutant or contaminant; or (C) any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring, reporting or remediation; and (ii) "Environmental Law", means any federal, state or local law relating to (A) releases or threatened releases of Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances; or (C) otherwise relating to pollution of the environment or the protection of human health.

                                (b) The Company's and its Subsidiaries'
operations are not violating any applicable Environmental Law. The Company and the Subsidiaries have all material permits and licenses required under any applicable Environmental Law to conduct its business. The soils, surface and ground waters at the properties owned or leased by the Company or any of its Subsidiaries have not been contaminated with any Hazardous Substance by the Company's or any Subsidiary's operations to any extent requiring removal or remediation under any Environmental Law. Neither the Company nor any Subsidiary has received any written notice of violation under any Environmental Law which notice of violation remains unresolved. To the Knowledge of the Company, no Hazardous Substances are present on or under any real property owned or occupied by the Company or any of its Subsidiaries or have emanated from or been transported from any such real property except in compliance with applicable Environmental Law.

                                (c) Notwithstanding anything in this Agreement
to the contrary, this Section 5.15 is the exclusive representation and warranty as to all matters related to or arising from Environmental Laws, Hazardous Substances, pollution, contamination, exposure to or the presence of Hazardous Substances and any conditions attributed to any of the foregoing.

                           5.16 Material Contracts. Each contract listed on
Schedule 5.16 which comprise the only contracts which are material to the Company and the Subsidiaries taken as a whole (each a "Material Contract" and together, the "Material Contracts") is in full force and effect and is enforceable against the Company or Subsidiary, as the case may be, in accordance with its terms and no condition or state of facts exists that, with notice or the passage of time, or both, would constitute a material default by the Company or any Subsidiary or, to the Knowledge of the Company, any third party under such Material Contracts. The Company or the applicable Subsidiary has duly complied in all material respects with the provision of each Material Contract to which it is a party except where any failure would not have a Material Adverse Effect.

                           5.17 Brokers. No broker, finder or investment banker
is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

                           5.18 Offering Exemption. Assuming with respect to the
Investors the accuracy of the representations, warranties, acknowledgments and agreements of the Investors set forth in Section 6 hereof, the issuance of the Notes and the issuance of the Warrant Stock are exempt from registration under the Securities Act and from registration or qualification under applicable state securities or blue sky laws.

                  6. Representations and Warranties of the Investors. Each Investor, severally and not jointly, represents and warrants about itself to the Company as follows:

                           6.1 Such Investor is acquiring the Note in the amount
set forth opposite its name on Schedule 2.2 and the Warrant Stock solely for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

                           6.2 Such Investor understands that the Note and the
Warrant Stock have not been registered or qualified under the Securities Act or any state securities laws, by reason of their issuance and sale in transactions exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws. Such Investor acknowledges that reliance on said exemptions is predicated in part on the accuracy of its representations and warranties herein. Such Investor acknowledges and agrees that the Note and the Warrant Stock must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and applicable state securities laws or is exempt from registration; and that, except as required in the Loan and Warrant Purchase Agreement, the Company is not required so to register or qualify any such securities or to take any action to make such an exemption available except to the extent provided in the Loan and Warrant Purchase Agreement.

                           6.3 Such Investor further understands that the
exemption from registration afforded by Rules 144 and 144A (the provisions of which are known to it) issued under the Securities Act depends on the satisfaction of various conditions and that, if applicable, Rules 144 and 144A afford the basis for sales under certain circumstances only in limited amounts.

                           6.4 Such Investor represents and warrants to the
Company that it will not Transfer the Note or the Warrant Stock, except in accordance with the terms of this Agreement and the Note, as the case may be, and in compliance with the Securities Act and applicable state securities laws. The parties acknowledge that each Institutional Investor may transfer the Note and the Warrant Stock to one or more of its partners or a trust established for their benefit, subject to compliance with the Securities Act and applicable state securities laws.

                           6.5 Such Investor represents and warrants to the
Company that (i) it has such knowledge and experience in financial and business matters as is necessary to enable it to evaluate the merits and risks of an investment in the Company and is not utilizing any other person to be its purchaser representative in connection with evaluating such merits and risks;
(ii) it has no present need for liquidity in its investment in the Company and is able to bear the risk of that investment for an indefinite period and to afford a complete loss thereof, and (iii) it was not formed for the specific purpose of making an investment in the Company.

                           6.6 Such Investor represents and warrants to the
Company that it is qualified as an "accredited investor" as defined in Rule 502 promulgated under the Securities Act of 1933.

                           6.7 Such Investor acknowledges that it has been
provided with and has been furnished with all information it has requested from the Company and has had an opportunity to review all of the books and records of the Company and to discuss with management of the Company all of the business and financial affairs of the Company.

                           6.8 Such Investor represents and acknowledges that it
has received a copy of the documents and items on the data room diskette delivered to such Investor, and it has had the opportunity to ask questions of and to receive answers from the Company concerning, and to review all books and records of the Company and to obtain additional information regarding, the Company and such documents and items to such Investor's satisfaction, that such Investor has in fact asked all such questions, received such answers and obtained such information to such Investor's satisfaction.

                  7. Deliveries; Conditions.

                           7.1 At the Closing, the Company shall cause to be
delivered to the Investors the following:

                                (a) The Notes in accordance with Section 2.2
hereof to each Investor, in the principal amount set forth next to such Investor's name on Schedule 2.2;

                                (b) The Warrant Stock in accordance with Section
3 hereof;

                                (c) The Security Agreement duly executed by the
Company and its Subsidiaries;

                                (d) A "Good Standing Certificate" of the Company
in the Commonwealth of Pennsylvania dated as of a recent date;

                                (e) A Certificate of the Secretary of the
Company attaching (A) the Articles of Incorporation of the Company in effect at the Closing, (B) the Bylaws of the Company in effect at the Closing, (C) copies of resolutions by the Board of Directors authorizing and approving this Agreement, the issuance and delivery of the Notes and the Warrant Stock, and the consummation of the transactions contemplated hereby; and (D) certifying as to the incumbency of the officers executing this Agreement on behalf of the Company and the documents contemplated by this Agreement to which the Company is a party; and

                                (f) An opinion of Pepper Hamilton, LLP
satisfactory in form and substance to each Investor.

                           7.2 At the Closing, each Investor shall cause to be
delivered to the Company

                                (a) the purchase price for the Note being
acquired by such Investor;

                                (b) the Additional Warrant held by such
Investor;

                                (c) an executed Warrant Note for the exercise
price of the Additional Warrant held by such Investor; and

                                (d) an executed Pledge Agreement.

                           7.3 Chairman and Chief Executive Officer. As a
condition precedent to the obligations of the Investors to make the Loan, J. B. Doherty shall have been elected Chairman of the Board of Directors and appointed the Chief Executive Officer of the Company and each Subsidiary.

                           7.4 Amendment to Subordination Agreement and
Forbearance Agreement. As a condition precedent to the obligations of the Investors to make the Loan, the lenders under the Senior Loan Agreement, the Investors, the Company and the Subsidiary shall have executed an amendment to the Subordination Agreement and the lenders under the Senior Loan Agreement, the Company and the Subsidiary shall have executed an amendment to the Amended and Restated Subordination Agreement dated June 13, 2002, as previously amended on December 23, 2002 and April 11, 2003.

                  8. Covenants of the Company. The Company covenants and agrees that, so long as either Institutional Note is outstanding (in which case references to the Investors in this Section 8.1 shall refer to those Investor(s) holding an Institutional Note), except to the extent the Company receives the approval of a Required Interest of the Institutional Investors, the Company shall comply and cause its Subsidiaries to comply with the covenants set forth in Sections 8 and 9 of the Loan and Warrant Purchase Agreement, which covenants are hereby incorporated herein by reference as though the same were set forth in full herein.

                  9. Event of Default. The Company shall be in default of this Agreement and the Notes if J. B. Doherty is removed from his position as Chief Executive Officer of the Company or any Subsidiary or if his powers as Chief Executive Officer are reduced from those typically enjoyed by a chief executive officer.

                  10. Application of Payments. Any payment by the Company on account of the Notes or the Convertible Notes shall be applied in the manner that the Investors, in the exercise of their sole discretion, shall determine.

                  11. Amendment of Convertible Notes. Each Convertible Note is hereby amended as follows:

                                (a) Directly under the heading of each
Convertible Note, the phrase "Due February 15, 2004" is hereby amended to read "Due April 30, 2004."

                                (b) The first paragraph of Section 1 of the
Note, beginning with the second sentence, and the second paragraph of Section 1 of the Note, are hereby amended to read in their entirety as follows:

                                   Payments of all amounts outstanding hereunder including principal and accrued interest shall be payable in a single payment on the earlier of (a) April 30, 2004 or (b) if the Holder hereof so elects by written notice to the Company, upon a Change of Control (the "Termination Date"). Interest shall accrue from January 1, 2002 on the unpaid principal balance hereof at a rate equal to nine percent (9%) per annum, compounded semi-annually on June 30 and December 31. Such interest shall be calculated on the basis of actual days elapsed over a 365-day year and shall be payable on the Termination Date or on such earlier date as this Note is prepaid in full pursuant to the terms set forth below.

                                   The Company and the Subsidiary jointly and severally agree to pay interest (computed on the same basis as set forth above) on overdue principal and (to the extent legally enforceable) on overdue interest, at the stated rate plus four and one-half percent (4.5%) per annum, compounded semi-annually on June 30 and December 31 (or, in each case, at the highest rate permitted by applicable law, whichever is less) until paid. For this purpose, principal and accrued interest are not due until April 30, 2004, unless accelerated earlier under the terms of the Loan Agreement or this Note.

                                (c) Sections 2(a)(i) and (ii) of each
Convertible Note are hereby amended to read in their entirety as follows:

                                    (i)     Default shall occur in the payment
                                            of interest on this Note or any of
                                            the other Notes or any of the Notes
                                            issued to the Investors on or about
                                            December 11, 2003 (each a "Secured
                                            Note" and collectively the "Secured
                                            Notes") when the same shall have
                                            become due; or

                                    (ii)    Default shall occur in the making of
                                            any payment of the principal of this
                                            Note or any of the other Notes or
                                            any of the Secured Notes at the
                                            expressed or any accelerated
                                            maturity date; or

                                (d) Section 2(a)(v) of each Convertible Note is
hereby amended to read in its entirety as follows:

                                            Default shall occur in the
                                            observance or performance of any
                                            covenant or agreement contained in
                                            the Loan Agreement or any Warrant
                                            and such default is not remedied
                                            within twenty (20) business days
                                            after the earlier of (i) the date on
                                            which the Company first obtains
                                            knowledge of such Default and (ii)
                                            the date on which written notice
                                            thereof is given to the Company by
                                            any Holder or an Event of Default
                                            shall occur under the Subordinated
                                            Loan and Amendment Agreement dated
                                            December 11, 2003 among the Company
                                            and the Investors; or

                 12. Agency Provisions.

                           12.1 Authorization and Action. Each Investor hereby
irrevocably appoints TDH as its agent under the Security Agreement and the Mortgage (the "Agent") and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Security Agreement and the Mortgage as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The duties of the Agent shall be mechanical and administrative in nature and the Agent shall not by reason of this Agreement, be a trustee or fiduciary for any Investor. The Agent shall have no duties or responsibilities except those expressly set forth herein or in the Security Agreement or the Mortgage. As to any matters not expressly provided for by this Agreement or the Security Agreement or the Mortgage (including, without limitation, enforcement of Agent's security interest in any Collateral securing the obligations owing to any of the Investors), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or so refraining from acting) upon the joint written instructions of Investors, and such instructions shall be binding upon the Investors and all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law.

                           12.2 Liability of Agent. Neither the Agent nor any of
its partners, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or in the Security Agreement or the Mortgage in the absence of its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee, which notice must be in form satisfactory to the Agent; (b) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable to any Investor for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts;
(c) makes no warranty or representation to any Investor and shall not be responsible to any Investor for any statements, warranties, or representations made in or in connection with this Agreement; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of this Agreement on the part of the Company or to inspect the property (including the books and records) of the Company; (e) shall not be responsible to any Investor for the due execution, legality, validity, enforceability, genuineness, perfection, sufficiency, or value of this Agreement or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability to any Investor under or in respect of this Agreement or the Security Agreement or the Mortgage by acting upon any notice, consent, certificate, monthly billing statement or other instrument or writing (which may be sent by telegram, telex, or facsimile transmission) believed by it to be genuine and signed or sent by the proper party or parties.

                           12.3 Independent Credit and Collateral Decisions.
Each Investor acknowledges that it has, independently and without reliance upon the Agent or any other Investor and based on such documents and information as it has deemed appropriate, made its own credit and collateral analysis (including an analysis of the nature and value of any Collateral, the enforceability of the Agent's security interest therein and the perfection of such documents and information as it shall deem appropriate at the time), and will continue to make its own credit decision in taking or not taking action under this Agreement. The Agent shall have no duty or responsibility to provide any Investor with any credit or other information concerning the affairs, financial condition or business of the Company which may come into the possession of the agent or any of its affiliate. Agent makes no express or implied warranty concerning the value of any Collateral or the perfection or enforceability of it security interest therein. Agent shall have no duty to protect any Collateral or the security interest granted therein.

                           12.4 Indemnification. Investors agree to indemnify
the Agent (to the extent not reimbursed by the Companies), ratably according to the respective amounts of their portion of the face amount of the Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement, the Security Agreement or the Mortgage, or any action taken or omitted by the Agent under this Agreement, the Security Agreement or the Mortgage, provided that neither the Company nor any Investor shall be liable for any portion of the foregoing resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Investor agrees to reimburse the Agent (to the extent not reimbursed by the Company) promptly upon demand for its ratable share of any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation administration, or enforcement of, or legal advice in respect of rights or responsibilities under, the Security Agreement and the Mortgage.

                           12.5 Successor Agent. The Agent may resign at any
time by giving at least 60 days' prior notice thereof to the Investors and the Company. Upon any such resignation, the Investors shall have the right by unanimous agreement to appoint a successor Agent. If no successor Agent shall have been so appointed by the Investors and shall have accepted such appointment within 30 days after the resigning Agent's giving of notice of resignation, then the resigning Agent may, on behalf of the Investors appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Agent, and the resigning Agent shall be discharged from its duties and obligations under this Agreement. After any resigning Agent's resignation hereunder as Agent, the provisions of this
Section 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                           12.6 Sharing of Payments, Etc. If any Investor shall
obtain any payment (whether voluntary, involuntary, through the exercise of any right or setoff, or otherwise) on account of any Note held by it in excess of its ratable share of payments on account of the Notes obtained by all Investors at any time when an Event of Default shall have occurred and remain continuing, such Investor shall be deemed to have purchased from the other holder such participation in the Notes held by them as shall be necessary to cause such purchasing Investor to share the excess payment ratably with each of the other Investors, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Investor, such purchase from each Investor shall be rescinded and each Investor shall repay to the purchasing Investor the purchase price to the extent of such recovery together with an amount equal to such Investor's ratable share (according to the proportion of (1) the amount of such Investor's required repayment to (2) the total amount so received from the purchase Investor) of any interest or other amount paid or payable by the purchasing Investor in respect of the total amount so recovered. The Company agree that any Investor so purchasing a participation from another holder pursuant to this Section 12.6 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of setoff) with respect to such participation as fully as if such holder were the direct creditor of the Company in the amount of such participation. Each Investor shall give the Agent written notice within five (5) days of any payments or other recoveries described above.

                           12.7 Enforcement by Agent. All rights of action under
the Security Agreement and the Mortgage may be instituted, maintained, pursued and/or enforced by Agent. Any suit or proceeding instituted by Agent in furtherance of such enforcement shall be brought in Agent's name without the necessity of joining any of the other Investors. In any event, the recovery of any judgment by Agent shall be for the ratable benefit of all of the Investors, subject to the reimbursement of expenses and costs of Agent by the Investors. Notwithstanding the foregoing, in no event shall Agent be entitled to take any action to enforce the Investors' rights in respect of the Company (including, without limitation, any actions or rights described in the Notes), release any Collateral pledged or guarantee of similar support agreement provided to secure the Company's obligations to the Investors and/or the Agent or waive, modify or amend the Security Agreement or the Mortgage or any rights or obligations of any party thereunder without the prior written consent of each Investor.

                           12.8 Pro Rata Treatment. Except as specifically
provided to the contrary herein, the rights and obligations of the Investors shall be pro rata on the basis of their percentage interest in the aggregate face amount of the Notes.

                  13. Legend on Notes. The Notes shall bear the following legend until such time as the Notes are no longer subject to the provisions hereof:

                           THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
                           SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                  14. Survival of Representations and Warranties;
Indemnification; Fees and Expenses.

                           14.1 All representations and warranties contained
herein shall survive the Closing. All statements contained in a certificate or other instrument delivered by the Company pursuant to this Agreement in connection with the transactions contemplated by this Agreement shall constitute representations and warranties by the Company under this Agreement.

                           14.2 The Company shall, with respect to the
representations, warranties and agreements made by the Company herein, and the each Investor shall, with respect to the representations, warranties and agreements made by such Investor herein, indemnify, defend and hold the other harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses) arising from the untruth, inaccuracy or breach of any of the representations, warranties or agreements of the Company or such Investor, as the case may be.

                           14.3 The Company hereby agrees to reimburse Investors
for their out-of-pocket expenses, including reasonable attorney's fees and costs and filing fees, incurred by the Investors in connection with its due diligence and the development, preparation and execution of this Agreement and all other documents and instruments relating thereto whether or not Closing occurs. Such reimbursement shall be made simultaneously with Closing.

                  15. Remedies. In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by the Company or the Investors, the Investors or the Company (as the case may be) may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance or injunctive relief with respect to any such covenant or agreement contained in this Agreement.

                  16. Notices. All notices or requests provided for or permitted to be given pursuant to this Agreement must be in writing and may be given or served by (i) depositing the same in the United States mail, addressed to the party to be notified, postage paid, and registered or certified with return receipt requested, or (ii) by delivering such notice in person to such party. Notices so deposited in the mail shall be deemed to have been given or served on the date on which the party actually received or refused such written notice, as shown by the date or postmark of any return receipt indicating the date of delivery or attempted delivery to such receiving party. The addresses of the parties hereto for all purposes of this Agreement are:

                                   Company:

                                   ImageMax, Inc.
                                   455 Pennsylvania Avenue, Suite 200
                                   Fort Washington, PA 19034
                                   Attention: Mark P. Glassman
                                   David B. Walls
                                   Telephone: 215-628-3600

                                   with a copy to:

                                   Pepper Hamilton LLP
                                   1235 Westlakes Drive, Suite 400
                                   Berwyn, PA 19312
                                   Attention: Michael P. Gallagher, Esquire
                                   Telephone: 610-640-7807

                                   The Investors:

                                   TDH III, L.P.
                                   259 N. Radnor-Chester Road, Suite 210
                                   Radnor, PA 19087
                                   Attention: J. B. Doherty
                                   Telephone: 610-687-8580

                                   with a copy to:

                                   McCausland, Keen & Buckman
                                   Radnor Court, Suite 160
                                   259 North Radnor-Chester Road
                                   Radnor, PA 19087
                                   Attention: Robert H. Young, Jr., Esquire
                                   Telephone: 610-341-1050

                                    and

                                   LVIR Investor Group, LP
                                   100 Route 46, Building B, 2nd Floor
                                   Mountain Lakes, NJ 07046
                                   Attention: Stephen Lane
                                   Telephone: 973-402-6402



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

                                   and

                                   Robert Drury
                                   131 Little Lane
                                   Haverford, PA 19041
                                   Telephone: 610-834-7555 extension 102

                  By giving to the other parties at least five (5) days written notice thereof, any party hereto shall have the right from time to time and at any time during the term of this Agreement to change its respective address and each party shall have the right to specify as its address any other address within the United States of America.

                  17. Binding Agreement. This Agreement and each provision herein shall be binding upon and applicable to, and shall inure to the benefit of, the Investors, their permitted assigns and legal representatives.

                  18. Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may for any reason be hereafter declared invalid or unenforceable.

                  19. Consents and Waivers. No consent or waiver, express or implied, by any party hereto of the breach, default or violation by any other party hereto of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach, default or violation of the same or any other obligations of such party hereunder. Failure on the part of any party hereto to complain of any act of any of the other parties or to declare any of the other parties hereto in default, irrespective or how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

                  20. Applicable Law. This Agreement and all questions relating to its validity, interpretation and performance shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflict of laws principles of the Commonwealth of Pennsylvania or any other jurisdiction.

                  21. Prior Agreements. This Agreement, together with all exhibits hereto, and the other agreements contemplated hereby supersede any prior or contemporaneous understanding or agreement among the parties respecting the subject matter hereof. There are no arrangements, understandings or agreements, oral or written, among the parties hereto relating to the subject matter of this Agreement, except those fully expressed herein or in documents executed contemporaneously herewith. No change or modification of this Agreement shall be valid or binding upon the parties hereto unless such change or modification or waiver shall be in writing and signed by the parties hereto.

                  22. Counting of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday.

                  23. Captions. The captions used in this Agreement are for convenience only and shall not be construed in interpreting this Agreement. Whenever the context so requires, the neuter shall include the feminine and masculine, and the singular shall include the plural, and conversely.

                  24. Headings. All section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

                  25. Gender. All pronouns used herein shall include all genders and the singular and plural as the context requires.

                  26. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute only one agreement. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

                  27. Publicity; Confidentiality. Except as may be required by applicable Requirements of Law, (i) none of the parties to this Agreement shall issue a publicity release or public announcement or otherwise make any disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto (which approval shall not be unreasonably withheld) and (ii) the Company and the Investors agree that all information received from each other will be held strictly confidential and each party will take reasonable steps to maintain the confidentiality of such information; provided, however, that nothing in this Agreement shall restrict the Company or the Investors from disclosing information: (a) that is already publicly available; and (b) to their respective (i) shareholders, principals, partners and employees and (ii) attorneys, accountants, consultants and other advisors to the extent necessary to obtain their services in connection with the transactions contemplated by this Agreement. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon. Notwithstanding any other provision of this Agreement, at the earlier of the date of the public announcement of the discussions of any transaction which is the subject matter of this Agreement (each, a "Transaction"), the date of the public announcement of a Transaction, or the date of the execution of this Agreement, each party to such Transaction (and each employee, representative, or other agent of the taxpayer) may disclose to any and all persons, without limitations of any kind, the tax treatment and tax structure of such Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to the party relating to such tax treatment and tax structure. In addition, no party is subject to any restriction concerning its consulting with its tax advisor regarding the tax treatment or tax structure of any Transaction at any time.

                  28. Waiver of Trial by Jury. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                         IMAGEMAX, INC.


                                         By: /s/ David B. Walls
                                             ------------------
                                         Name:  David B. Walls
                                         Title: CFO



                                         TDH III, L.P.

                                         By: TDH III Partners, L.P.,
                                             its general partner


                                         By: /s/ J.B. Doherty
                                             ----------------
                                         Name: J. B. Doherty
                                         Title: General Partner



                                         LVIR INVESTOR GROUP, LP

                                         By: Prometheus Management Group, LLC,
                                             its general partner



                                         By: /s/ Steven M. Lane
                                             ------------------
                                         Name: Steven M. Lane
                                         Title: General Partner


                                         /s/ Robert E. Drury
                                         -------------------
                                         Robert E. Drury

                                  Schedule 2.2


Name of Investor                                        Amount of Investment
----------------                                        --------------------

  TDH                                                          $133,333
  LVIR                                                         $358,334
  Drury                                                        $  8,333



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